Exhibit 99.1

MORGANS HOTEL GROUP ANNOUNCES EXTENSION OF LOANS ON HUDSON AND MONDRIAN IN LOS ANGELES

NEW YORK, October 4, 2010 – Morgans Hotel Group Co. (NASDAQ: MHGC) (“MHG”) today announced that it has successfully amended and extended the non-recourse first mortgage loans secured by Hudson and Mondrian in Los Angeles until October 2011.

Following the transaction, the amounts outstanding on the first mortgage loans are now $201.2 million secured by Hudson and $103.5 million secured by Mondrian in Los Angeles. MHG paid down the loan on Hudson with $8.0 million from cash on hand and $8.0 million from cash in a restricted account designated for Hudson and paid down the loan on Mondrian in LA with $8.5 million from cash on hand and $8.5 million from a restricted account designated for Mondrian in LA. MHG will have significantly less interest expense for the remaining term of the debt as its interest rate swaps on the mortgage and mezzanine loans, which expired in July 2010, had swapped LIBOR to approximately 5.0%, whereas LIBOR today is less than 50 basis points. MHG has replaced the swaps with interest rate caps. The interest rate spreads were increased slightly to LIBOR plus 1.03% on the Hudson loan and LIBOR plus 1.64% on the Mondrian in Los Angeles loan.

“These extensions cap a long list of successful transactions that we have completed to extend and refinance debt and add liquidity and flexibility to our capital structure. We appreciate the vote of confidence from yet another of our lenders. With the completion of these extensions, we have now extended or refinanced all significant near-term consolidated maturities and we are taking advantage of strong operating trends to drive growth across our Company,” said Marc Gordon, President of Morgans Hotel Group.

About Morgans Hotel Group

Morgans Hotel Group Co. (NASDAQ: MHGC) is widely credited as the creator of the first “boutique” hotel and a continuing leader of the hotel industry’s boutique sector. Morgans Hotel Group operates and owns, or has an ownership interest in, Morgans, Royalton and Hudson in New York, Delano and Shore Club in South Beach, Mondrian in Los Angeles and South Beach, Clift in San Francisco, Ames in Boston, and Sanderson and St Martins Lane in London. Morgans Hotel Group and an equity partner also own the Hard Rock Hotel & Casino in Las Vegas and related assets. Morgans Hotel Group also manages hotels in Isla Verde, Puerto Rico and Playa del Carmen, Mexico. Morgans Hotel Group has other property transactions in various stages of completion, including projects in SoHo, New York and Palm Springs, California. For more information please visit www.morganshotelgroup.com.

Forward-Looking and Cautionary Statements
This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things, the operating performance of our investments and financing needs and prediction of certain future events. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “expect,” “anticipate,” “estimate” “believe,” “project,” or other similar words or expressions. These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results or other future events to differ materially from those expressed in any forward-looking statement. Important risks and factors that could cause our actual results to differ materially from those expressed in any forward-looking statements include, but are not limited to, the need for lender approval of any amendments to our loan agreements, economic, business, competitive market and regulatory conditions such as: a sustained downturn in economic and market conditions, particularly levels of spending in the business, travel and leisure industries; continued tightness in the global credit markets; general volatility of the capital markets and our ability to access the capital markets; our ability to refinance our current outstanding debt and to repay outstanding debt as such debt matures; our ability to protect the value of our name, image and brands and our intellectual property; risks related to natural disasters, such as earthquakes and hurricanes; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; and other risk factors discussed in MHG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and other documents filed by MHG with the Securities and Exchange Commission from time to time. All forward-looking statements in this press release are made as of the date hereof, based upon information known to management as of the date hereof, and MHG assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Contacts:
Jennifer Foley
Vice President of Public Relations
Morgans Hotel Group
212.277.4166
jennifer.foley@morganshotelgroup.com